Exhibit 99.1

TopBuild Reports Second Quarter Results

Both segments drive growth, resulting in second quarter sales of $1.37 billion

Delivered gross margin of 31% and adjusted EBITDA margin of 20.3%

Revises 2024 guidance to $5.3 to $5.5 billion in revenue and $1.055 to $1.125 billion in adjusted EBITDA

DAYTONA BEACH, FL – August 6, 2024 — TopBuild Corp. (NYSE:BLD) a leading installer and specialty distributor of insulation and building material products to the construction industry in the United States and Canada today reported results for the second quarter ended June 30, 2024.

“We’re pleased with our solid results in the second quarter, as our teams continued to focus on growth and profitability across the business. We grew sales 3.7% to $1.37 billion and delivered adjusted EBITDA of $277.7 million and adjusted EBITDA margin of 20.3%. Excluding the benefit from higher-than-normal multi-family and commercial margins in the second and third quarter of 2023,1 we delivered our highest level of sales and profitability in our history,” said Robert Buck, President and Chief Executive Officer.

“Both segments delivered sales growth in the second quarter, however volume was less than anticipated due to higher interest rates, project delays and supply constraints that continue to impact results across some residential and commercial end markets. Our residential single-family sales continued to improve, and our backlog continues to support our multi-family sales. Commercial and industrial backlogs and bidding activity remain robust.

“The long-term fundamentals for our business are strong, supported by the undersupply of housing in the United States, increasing household formations, the potential for moderating interest rates, and strengthening demand for greater energy efficiency. We expect to continue driving profitable growth and strong free cash flows for TopBuild to reinvest or return to shareholders.

“Year to date, we have completed 6 acquisitions, and our M&A pipeline is very healthy. We are also returning capital to shareholders, and as of June 30, we repurchased approximately 1.25 million shares totaling $505.2 million, underscoring management and our Board’s continued confidence in our future growth and capital allocation approach,” concluded Mr. Buck.

1 The Company noted that its results for the second quarter of 2023 included an estimated $10 million margin benefit related to certain multi-family/commercial business. In the third quarter of 2023, a similar benefit is estimated to be $15 million.

NYSE:BLD	August 6, 2024	topbuild.com

Financial Highlights

(comparisons are to the periods ended June 30, 2023)

Three Months Ended June 30
$ in thousands	Reported		Adjusted
	2024	2023	2024	2023
Sales	$1,365,612	$1,317,262	$1,365,612	$1,317,262
Gross Profit	423,922	421,800	423,922	421,800
Gross Margin	31.0%	32.0%	31.0%	32.0%
SG&A	213,530	184,697	185,893	182,597
SG&A as % of revenue	15.6%	14.0%	13.6%	13.9%
Operating Profit	210,392	237,103	238,029	239,203
Operating Margin	15.4%	18.0%	17.4%	18.2%
Net Income	150,723	164,400	170,800	166,685
Net Income per diluted share	$4.78	$5.18	$5.42	$5.25
EBITDA			$277,694	$275,505
EBITDA Margin			20.3%	20.9%

Six Months Ended June 30
$ in thousands	Reported		Adjusted
	2024	2023	2024	2023
Sales	$2,644,329	$2,582,500	$2,644,329	$2,582,500
Gross Profit	811,072	792,015	811,072	792,015
Gross Margin	30.7%	30.7%	30.7%	30.7%
SG&A	386,172	355,481	358,609	349,723
SG&A as % of revenue	14.6%	13.8%	13.6%	13.5%
Operating Profit	424,900	436,534	452,463	442,292
Operating Margin	16.1%	16.9%	17.1%	17.1%
Net Income	303,104	300,270	323,922	305,045
Net Income per diluted share	$9.56	$9.47	$10.22	$9.62
EBITDA			$531,513	$513,830
EBITDA Margin			20.1%	19.9%

NYSE:BLD	August 6, 2024	topbuild.com

Sales Drivers

(comparisons are to the periods ended June 30, 2023)

	Three Months Ended June 30, 2024
	Installation	Specialty Distribution	TopBuild, net of elims
Sales (in millions)	$851	$593	$1,366
Sales Drivers
Volume	1.0%	0.6%	0.0%
Price	1.3%	1.3%	1.3%
M&A	3.8%	1.3%	2.9%
Dispositions	-0.9%		-0.6%
Total Sales Change	5.2%	3.2%	3.7%

	Six Months Ended June 30, 2024
	Installation	Specialty Distribution	TopBuild, net of elims
Sales (in millions)	$1,650	$1,139	$2,644
Sales Drivers
Volume	0.7%	-1.8%	-1.0%
Price	1.2%	1.4%	1.3%
M&A	3.7%	0.9%	2.6%
Dispositions	-0.9%		-0.5%
Total Sales Change	4.7%	0.5%	2.4%

Segment Profitability

(comparisons are to the periods ended June 30, 2023)

	Three Months Ended June 30, 2024		Six Months Ended June 30, 2024
$ in thousands	Installation	Specialty Distribution	Installation	Specialty Distribution
Operating Profit	$170,718	$89,373	$327,475	$166,951
Change	-0.9%	3.9%	2.6%	4.8%
Operating Margin	20.1%	15.1%	19.9%	14.7%
Adj. Operating Profit	$171,006	$89,383	$327,808	$166,211
Change	-0.9%	4.0%	2.5%	4.1%
Adj. Operating Margin	20.1%	15.1%	19.9%	14.6%
Adj. EBITDA	$190,036	$104,810	$365,435	$196,907
Change	0.2%	3.7%	3.3%	3.9%
Adj. EBITDA Margin	22.3%	17.7%	22.2%	17.3%

NYSE:BLD	August 6, 2024	topbuild.com

Capital Allocation

2024 Acquisitions

Year to date, the Company has completed the acquisition of 6 insulation companies which are expected to generate approximately $107 million in annual revenue. They are listed in the chart below.

	Annual Revenue
Company	($millions)	Month Closed
Brabble Insulation (I)	$5.2	February
Morris Black & Sons (I)	3.8	March
Pest Control Insulation (D)	25.4	March
Green Space Insulation (I)	6.0	April
Insulation Works (I)	28.0	May
Texas Insulation (I)	38.9	May
Total	$107.3
I = Installation, D = Specialty Distribution

Share Repurchases

During the quarter, TopBuild repurchased approximately 1.25 million shares totaling $505.2 million (average price of $405.43 per share). $649.2 million remained under the current authorization.

2024 Outlook2

The Company revised its full year 2024 guidance as indicated below. The sales guidance assumes mid-single digit residential growth and low single digit commercial/industrial growth for the year. The Company noted that the revision largely reflects timing of demand, rather than any underlying changes in the business.

$in millions
2024 Outlook	Low	High
Sales	$5,300	$5,500
Adjusted EBITDA*	$1,055	$1,125
* See table for Adjusted EBITDA reconciliation.

2 This outlook reflects management’s current view of present and future market conditions and is based on assumptions such as housing starts, general and administrative expenses, and interest rates.  These targets do not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release.  A reconciliation of non-GAAP targets to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future and therefore, cannot be reasonably predicted. The effect of these excluded items may be significant.  Factors that could cause actual long-term results to differ materially from TopBuild’s current expectations are discussed below and are also detailed in the Company’s most recent Annual Report on Form 10-K and subsequent SEC reports.

Conference Call

A conference call to discuss second quarter 2024 financial results is scheduled for today, Tuesday, August 6, at 9:00 a.m. Eastern Time. The call may be accessed by dialing (877) 407-9037. A simultaneous webcast of the call, along with management’s formal remarks and a presentation, will be available on the Company’s website at www.topbuild.com shortly before the call begins.

NYSE:BLD	August 6, 2024	topbuild.com

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is a leading installer and specialty distributor of insulation and related building material products to the construction industry in the United States and Canada.  We provide insulation installation services nationwide through our Installation segment which has approximately 250 branches located across the United States. We distribute building and mechanical insulation, insulation accessories and other building product materials for the residential, commercial, and industrial end markets through our Specialty Distribution business.  Our Specialty Distribution network encompasses approximately 170 branches.  To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, incremental EBITDA margin, adjusted EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. We define same branch sales as sales from branches in operation for at least 12 full calendar months.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “SEC Filings” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements may address, among other things, our expected financial and operational results, the related assumptions underlying our expected results, and our plan to repurchase our common stock under stock repurchase transactions. These forward-looking statements can be identified by words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” “may,” “project,” “estimate” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements.  Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

PI Aquino

pi.aquino@topbuild.com
386-763-8801

(tables follow)

NYSE:BLD	August 6, 2024	topbuild.com

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$1,365,612	$1,317,262	$2,644,329	$2,582,500
Cost of sales	941,690	895,462	1,833,257	1,790,485
Gross profit	423,922	421,800	811,072	792,015

Selling, general, and administrative expense	213,530	184,697	386,172	355,481
Operating profit	210,392	237,103	424,900	436,534

Other income (expense), net:
Interest expense	(18,568)	(18,558)	(37,363)	(36,597)
Other, net	11,350	4,605	22,632	6,528
Other expense, net	(7,218)	(13,953)	(14,731)	(30,069)
Income before income taxes	203,174	223,150	410,169	406,465

Income tax expense	(52,451)	(58,750)	(107,065)	(106,195)
Net income	$150,723	$164,400	$303,104	$300,270

Net income per common share:
Basic	$4.81	$5.20	$9.63	$9.51
Diluted	$4.78	$5.18	$9.56	$9.47

Weighted average shares outstanding:
Basic	31,324,833	31,599,744	31,483,144	31,575,337
Diluted	31,524,063	31,731,807	31,693,524	31,722,660

NYSE:BLD	August 6, 2024	topbuild.com

TopBuild Corp.

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$150,723	$164,400	$303,104	$300,270
Other comprehensive (loss) income:
Foreign currency translation adjustment	(1,836)	4,283	(5,928)	6,037
Comprehensive income	$148,887	$168,683	$297,176	$306,307

NYSE:BLD	August 6, 2024	topbuild.com

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$463,221	$848,565
Receivables, net of an allowance for credit losses of $22,718 at June 30, 2024, and $23,948 at December 31, 2023	859,725	799,009
Inventories	393,810	364,731
Prepaid expenses and other current assets	43,550	36,939
Total current assets	1,760,306	2,049,244

Right of use assets	191,048	204,629
Property and equipment, net	267,523	264,487
Goodwill	2,090,788	2,042,568
Other intangible assets, net	583,141	591,058
Other assets	10,187	10,865
Total assets	$4,902,993	$5,162,851

LIABILITIES
Current liabilities:
Accounts payable	$461,139	$469,585
Current portion of long-term debt	45,665	47,039
Accrued liabilities	176,753	187,217
Short-term operating lease liabilities	66,953	65,780
Short-term finance lease liabilities	1,739	1,917
Total current liabilities	752,249	771,538

Long-term debt	1,351,969	1,373,028
Deferred tax liabilities, net	243,790	243,930
Long-term portion of insurance reserves	60,402	58,783
Long-term operating lease liabilities	132,529	146,213
Long-term finance lease liabilities	3,318	4,150
Other liabilities	1,422	1,554
Total liabilities	2,545,679	2,599,196

EQUITY	2,357,314	2,563,655
Total liabilities and equity	$4,902,993	$5,162,851

	As of June 30,
	2024	2023
Other Financial Data
Receivable days	51	50
Inventory days	39	39
Accounts payable days	57	64
Receivables, net plus inventories less accounts payable	$792,396	$774,111
Receivables, net plus inventories less accounts payable as a percent of sales (TTM) †	14.8%	14.9%

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	August 6, 2024	topbuild.com

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2024	2023
Cash Flows Provided by (Used in) Operating Activities:
Net income	$303,104	$300,270
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,291	64,652
Share-based compensation	9,759	6,886
(Gain)/loss on sale of assets	(131)	621
Amortization of debt issuance costs	1,440	1,440
Provision for bad debt expense	9,874	4,031
Provision for inventory obsolescence	4,892	3,290
Change in certain assets and liabilities:
Receivables, net	(58,411)	(37,247)
Inventories	(30,758)	54,623
Prepaid expenses and other current assets	(6,595)	8,897
Accounts payable	(17,480)	(8,806)
Accrued liabilities	(13,348)	(13,872)
Other, net	(2,509)	1,012
Net cash provided by operating activities	269,128	385,797

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(35,974)	(30,672)
Acquisition of businesses, net of cash acquired	(88,123)	(45,948)
Proceeds from sale of assets	2,150	782
Net cash used in investing activities	(121,947)	(75,838)

Cash Flows Provided by (Used in) Financing Activities:
Repayment of long-term debt	(23,873)	(18,829)
Taxes withheld and paid on employees' equity awards	(6,059)	(6,350)
Exercise of stock options	3,224	1,497
Repurchase of shares of common stock	(505,241)	—
Payment of contingent consideration	—	(300)
Net cash used in financing activities	(531,949)	(23,982)
Impact of exchange rate changes on cash	(576)	281
Net (decrease) increase in cash and cash equivalents	(385,344)	286,258
Cash and cash equivalents - Beginning of period	848,565	240,069
Cash and cash equivalents - End of period	$463,221	$526,327

Supplemental disclosure of noncash activities:
Leased assets obtained in exchange for new operating lease liabilities	$20,180	$26,310
Accruals for property and equipment	277	1,449
Excise taxes capitalized to treasury stock	5,202	—

NYSE:BLD	August 6, 2024	topbuild.com

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Change	2024	2023	Change
Installation
Sales	$850,983	$809,055	5.2%	$1,649,726	$1,576,145	4.7%

Operating profit, as reported	$170,718	$172,278		$327,475	$319,176
Operating margin, as reported	20.1%	21.3%		19.9%	20.3%

Acquisition related costs	288	227		333	490
Operating profit, as adjusted	$171,006	$172,505		$327,808	$319,666
Operating margin, as adjusted	20.1%	21.3%		19.9%	20.3%

Share-based compensation	318	310		648	689
Depreciation and amortization	18,712	16,791		36,979	33,284
EBITDA, as adjusted	$190,036	$189,606	0.2%	$365,435	$353,639	3.3%
EBITDA margin, as adjusted	22.3%	23.4%		22.2%	22.4%

Specialty Distribution
Sales	$592,826	$574,488	3.2%	$1,138,620	$1,132,862	0.5%

Operating profit, as reported	$89,373	$85,980		$166,951	$159,313
Operating margin, as reported	15.1%	15.0%		14.7%	14.1%

Rationalization charges	−	−		(750)	−
Acquisition related costs	10	−		10	340
Operating profit, as adjusted	$89,383	$85,980		$166,211	$159,653
Operating margin, as adjusted	15.1%	15.0%		14.6%	14.1%

Share-based compensation	380	316		813	554
Depreciation and amortization	15,047	14,740		29,883	29,312
EBITDA, as adjusted	$104,810	$101,036	3.7%	$196,907	$189,519	3.9%
EBITDA margin, as adjusted	17.7%	17.6%		17.3%	16.7%

NYSE:BLD	August 6, 2024	topbuild.com

TopBuild Corp.

Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Change	2024	2023	Change
Total net sales
Sales before eliminations	$1,443,809	$1,383,543		$2,788,346	$2,709,007
Intercompany eliminations	(78,197)	(66,281)		(144,017)	(126,507)
Net sales after eliminations	$1,365,612	$1,317,262	3.7%	$2,644,329	$2,582,500	2.4%

Operating profit, as reported - segments	$260,091	$258,258		$494,426	$478,489
General corporate expense, net	(36,859)	(9,957)		(45,926)	(20,786)
Intercompany eliminations	(12,840)	(11,198)		(23,600)	(21,169)
Operating profit, as reported	$210,392	$237,103		$424,900	$436,534
Operating margin, as reported	15.4%	18.0%		16.1%	16.9%

Rationalization charges	258	-		(492)	-
Acquisition related costs †	4,379	2,100		5,055	5,758
Acquisition termination fee	23,000	-		23,000	-
Operating profit, as adjusted	$238,029	$239,203		$452,463	$442,292
Operating margin, as adjusted	17.4%	18.2%		17.1%	17.1%

Share-based compensation	4,632	3,751		9,759	6,886
Depreciation and amortization	35,033	32,551		69,291	64,652
EBITDA, as adjusted	$277,694	$275,505	0.8%	$531,513	$513,830	3.4%
EBITDA margin, as adjusted	20.3%	20.9%		20.1%	19.9%

Sales change period over period	48,350			61,829
EBITDA, as adjusted, change period over period	2,189			17,683
Incremental EBITDA, as adjusted, as a percentage of change in sales	4.5%			28.6%

† Acquisition related costs include corporate level adjustments as well as segment operating adjustments.

NYSE:BLD	August 6, 2024	topbuild.com

TopBuild Corp.

Same Branch and Acquisition Metrics (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales
Same branch:
Installation	$820,243	$802,086	$1,592,184	$1,562,737
Specialty Distribution	585,181	574,488	1,128,626	1,132,862
Eliminations	(78,197)	(66,281)	(144,017)	(126,507)
Total same branch	$1,327,227	$1,310,293	$2,576,793	$2,569,092

Acquisitions (a):
Installation	$30,740	$-	$57,542	$-
Specialty Distribution	7,645	-	9,994	-
Total acquisitions	$38,385	$-	67,536	-

Dispositions (b):
Installation	$-	$6,969	$-	$13,408
Total dispositions	-	6,969	-	13,408
Total net sales	$1,365,612	$1,317,262	$2,644,329	$2,582,500

EBITDA, as adjusted
Same branch	$271,096	$274,113	$521,202	$511,305
Acquisitions (a)	6,598	-	10,311	-
Dispositions (b)	-	1,392	-	2,525
Total	$277,694	$275,505	$531,513	$513,830

EBITDA, as adjusted, as a percentage of sales
Same branch (c)	20.4%		20.2%
Acquisitions (d)	17.2%		15.3%
Total (e)	20.3%	20.9%	20.1%	19.9%

As Adjusted Incremental EBITDA, as a percentage of change in sales
Same branch (f)	NM		128.5%
Acquisitions (d)	17.2%		15.3%
Total (g)	4.5%		28.6%

(a) Represents current year impact of acquisitions in their first twelve months

(b) Represents operating results in prior period previously classified as same branch

(c) Same branch metric, as adjusted, as a percentage of same branch sales

(d) Acquired metric, as adjusted, as a percentage of acquired sales

(e) Total EBITDA, as adjusted, as a percentage of total sales

(f) Change in same branch EBITDA, as adjusted, as a percentage of change in same branch sales

(g) Change in total EBITDA, as adjusted, as a percentage of change in total sales

NM Not Meaningful

NYSE:BLD	August 6, 2024	topbuild.com

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Gross Profit Reconciliation

Net sales	$1,365,612	$1,317,262	$2,644,329	$2,582,500

Gross profit, as reported	$423,922	$421,800	$811,072	$792,015

Acquisition related costs	-	-	-	-
Gross profit, as adjusted	$423,922	$421,800	$811,072	$792,015

Gross margin, as reported	31.0%	32.0%	30.7%	30.7%
Gross margin, as adjusted	31.0%	32.0%	30.7%	30.7%

Selling, General and Administrative Expense Reconciliation

Selling, general, and administrative expense, as reported	$213,530	$184,697	$386,172	$355,481

Rationalization charges	258	-	(492)	-
Acquisition related costs	4,379	2,100	5,055	5,758
Acquisition termination fee	23,000	-	23,000	-
Selling, general, and administrative expense, as adjusted	$185,893	$182,597	$358,609	$349,723

Operating Profit Reconciliation

Operating profit, as reported	$210,392	$237,103	$424,900	$436,534

Rationalization charges	258	-	(492)	-
Acquisition related costs	4,379	2,100	5,055	5,758
Acquisition termination fee	23,000	-	23,000	-
Operating profit, as adjusted	$238,029	$239,203	$452,463	$442,292

Operating margin, as reported	15.4%	18.0%	16.1%	16.9%
Operating margin, as adjusted	17.4%	18.2%	17.1%	17.1%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$203,174	$223,150	$410,169	$406,465

Rationalization charges	258	-	(492)	-
Acquisition related costs	4,379	2,100	5,055	5,758
Acquisition termination fee	23,000	-	23,000	-
Income before income taxes, as adjusted	230,811	225,250	437,732	412,223

Tax rate at 26.0%	(60,011)	(58,565)	(113,810)	(107,178)
Income, as adjusted	$170,800	$166,685	$323,922	$305,045

Income per common share, as adjusted	$5.42	$5.25	$10.22	$9.62

Weighted average diluted common shares outstanding	31,524,063	31,731,807	31,693,524	31,722,660

NYSE:BLD	August 6, 2024	topbuild.com

TopBuild Corp.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income, as reported	$150,723	$164,400	$303,104	$300,270
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	7,218	13,953	14,731	30,069
Income tax expense	52,451	58,750	107,065	106,195
Depreciation and amortization	35,033	32,551	69,291	64,652
Share-based compensation	4,632	3,751	9,759	6,886
Rationalization charges	258	-	(492)	-
Acquisition related costs	4,379	2,100	5,055	5,758
Acquisition termination fee	23,000	-	23,000	-
EBITDA, as adjusted	$277,694	$275,505	$531,513	$513,830

NYSE:BLD	August 6, 2024	topbuild.com

TopBuild Corp.

Acquisition Adjusted Net Sales (Unaudited)

(in thousands)

	2023		2024		Trailing Twelve Months Ended
	Q3	Q4	Q1	Q2	June 30, 2024
Net Sales	$1,326,120	$1,286,074	$1,278,717	$1,365,612	$5,256,523
Acquisitions proforma adjustment †	33,549	28,367	24,075	10,603	96,594
Net sales, acquisition adjusted	$1,359,669	$1,314,441	$1,302,792	$1,376,215	$5,353,117

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	August 6, 2024	topbuild.com

TopBuild Corp.

2024 Estimated Adjusted EBITDA Range (Unaudited)
(in millions)

	Twelve Months Ending December 31, 2024
	Low	High
Estimated net income, as reported	$603.0	$663.0
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	48.0	45.0
Income tax expense	212.0	230.0
Depreciation and amortization	144.0	141.0
Share-based compensation	19.0	18.0
Acquisition related costs & rationalization charges	29.0	28.0
Estimated EBITDA, as adjusted	$1,055.0	$1,125.0

NYSE:BLD	August 6, 2024	topbuild.com